                                                                    EXHIBIT 10.3

                       Confidential Separation Agreement


     This Confidential Separation Agreement (this "Agreement") is entered into between James M. Diasio, an individual residing at 2144 Buckingham Drive, Jamison, Pennsylvania 18929 ("Employee"), and Exide Corporation, a Delaware corporation, with its principal executive offices at 645 Penn Street, Reading, PA 19601 (hereinafter referred to as "Exide").

                                  WITNESSETH:
                                  ----------

     WHEREAS, Employee worked for Exide as Vice President, Corporate Controller from April, 1994 until September, 1997, as of which time he resigned his position with Exide; and

     WHEREAS, Employee was invited by Exide's Board of Directors to rejoin Exide in October, 1998, as its Executive Vice President, Chief Financial Officer; and

     WHEREAS, pursuant to an Employment Agreement executed in September 1998 (the "Employment Agreement"), Employee currently is employed by Exide as a salaried executive holding the title of Executive Vice President, Chief Financial Officer; and

     WHEREAS, Exide and Employee now mutually agree that Employee will resign from his employment with Exide; and

     WHEREAS, Exide and Employee now mutually agree that the Employment Agreement shall be revoked, including its termination provisions; and

     WHEREAS, Exide and Employee desire to enter into this Agreement to ensure that there are no disputes between the parties and that their future cooperation on certain matters is ensured.

     NOW THEREFORE, Employee and Exide, each intending to be legally bound hereby, agree as follows:

     1.  Separation Date. On the Separation Date, as defined herein, Employee
         ---------------
will resign from his employment with Exide. Employee acknowledges and agrees that, after the Separation Date, he shall have no further rights to employment or re-employment with Exide; he hereby releases and waives any and all rights or claims he may have to continued employment or re-employment with Exide subsequent to such date. The "Separation Date" shall be the earlier to occur of
(a) a date determined by Employee and stated in written notification provided to Exide or (b) a date determined by Exide and stated in written notification provided to Employee; provided, however, that in no event shall the Separation Date occur before June 1, 2000.

     2.   Transition Benefits.  Exide will provide Employee with the following
          -------------------
benefits for the time periods described below (the "Transition Benefits"):

          a.   Separation Payments.  Exide will continue to pay to Employee his
               -------------------
base salary in effect on the Separation Date, $300,000 annually (the "Separation Payments"), for a period of two (2) years from the Separation Date (the "Separation Payment Period"). The Separation Payments shall be paid to Employee monthly on Exide's regular payroll dates. In the event that Employee accepts other employment during the Separation Payment Period, the full amount of the Separation Payments shall continue to be made to Employee. Further, in the event of Employee's death or incapacitating mental disability during the Separation Payment Period, the Separation Payments will continue and be paid to Employee's beneficiary, in accordance with Employee's Designation of Beneficiary, attached hereto as Exhibit A.

          b.   Income Protection Payments.  At the conclusion of the Separation
               --------------------------
Payment Period, Exide will continue to pay to Employee his base salary in effect on the Separation Date, $300,000 annually (the "Income Protection Payments"), for a period of up to fifty-two (52) weeks, in accordance with Section VI.D of the Exide Income Protection Policy for Salaried Employees (the "Policy"), a copy of which is attached hereto as Exhibit B (the "Income Protection Payment Period").

     The Income Protection Payments will be made on a monthly basis on Exide's regular payroll dates pursuant to the terms and conditions of the Policy; provided, also, that Exide hereby agrees that Employee meets the Policy's eligibility requirements notwithstanding the provisions of Section II of the Policy.

     If, during the Income Protection Payment Period, Employee receives remuneration from any source, including without limitation wages from other employment or consulting fees for contracted services, but excluding bonus payments, commission payments and stock options, which in the aggregate is less than the Income Protection Payment amount due, Exide will continue to pay to Employee the Income Protection Payment with an offset for such remuneration. If the level of such remuneration exceeds the level of the Income Protection Payment amount, then no Income Protection Payment shall be made. Adjustments in the Income Protection Payment amount will be made on a calendar month basis. Employee understands and agrees that each Income Protection Payment will be accompanied by a statement requesting verification of any amount of such remuneration received by Employee, which shall be signed by Employee and returned to Exide before the next Income Protection Payment will be issued. Nothing in this provision, however, shall obligate Employee to seek or continue other employment during the Income Protection Payment Period.

     No amendment of the Policy by Exide shall reduce the amount of Income Protection Payments to be paid to Employee under this Agreement.

          c.   Health Care and Dental Coverage.  Exide will continue Employee's
               -------------------------------
and his dependents' participation in the Exide family health care and dental coverage plans in which he/they participated on the Separation Date on the same terms and conditions as though Employee were an active employee of Exide. Exide will continue Employee's participation in each plan until the earlier to occur of: (a) Employee accepts employment from an employer providing a health care or dental plan, or (b) the conclusion of the Separation Payment Period. If Employee accepts employment from an employer that offers one, but not both, of the foregoing benefits, coverage under Exide's plan shall cease for the benefit(s) offered, and coverage for the other(s) shall continue.

     Employee recognizes that Exide has retained the right to amend, modify or terminate such benefit plans and understands and agrees that he, like active Exide employees, will be subject to all terms and conditions of such plans in effect until Employee's participation is terminated under the terms of this Agreement. Upon termination of Employee's participation, Employee will be eligible to extend the health care and dental coverage in effect at the time in accordance with the provisions of COBRA, 29 U.S.C. (S)(S) 1161 et seq.

          d.   Corporate Vehicle.  Until the termination of the Separation
               -----------------
Payments, Employee will be permitted to retain the use of the corporate vehicle that he is using as of the Separation Date under the same terms and conditions that existed on the Separation Date, including, without limitation, all deductions and withholdings required by law and Exide policies. Upon termination of the Separation Payments, Employee shall have the option of retaining the corporate vehicle by assuming the obligation to make the then remaining lease payments thereon, if any, or to purchase the vehicle at Exide's un-amortized value in accordance with Exide's lease terms for the vehicle.

          e.   Outplacement.  During the Separation Payment Period and the
               ------------
Income Protection Payment Period, Exide will provide an allowance of up to $85,000 in total for outplacement services for Employee, payable directly to any firm or firms engaged by Employee to facilitate Employee's transition to a new employer.

          f.   Medical Reimbursement Account.  Employee may continue to submit
               -----------------------------
reimbursement claims for medical expenses incurred through December 31, 2000 to First Rehabilitation Life Insurance Company. Reimbursable expenses under such medical reimbursement account may not exceed $2,500 during the one-year period from January 1, 2000 through December 31, 2000.

          3.   Accrued and Unused Vacation.  On the first regular payroll date
               ---------------------------
following the Separation Date, Exide will pay to Employee all accrued and unused vacation time for calendar year 2000.

          4.   Annual Incentive Plan.  Exide acknowledges and agrees that
               ---------------------
Employee has been designated as an Eligible Participant under the terms of the Exide Corporation Annual

Incentive Plan, effective April 1, 1999 (the "Incentive Plan"), as that term is defined in the Incentive Plan. As such, Employee will be eligible to receive an award for the Incentive Year ending on March 31, 2000, in accordance with the terms of the Incentive Plan. Employee acknowledges and agrees, however, that because his employment with Exide will terminate before he completes the Incentive Year ending on March 31, 2001, he will not be eligible for an award, in whole or in part, for that Incentive Year.

          5.   Non-Qualified Deferred Compensation Plan.  Exide acknowledges
               ----------------------------------------
that Employee has deferred a portion of his compensation under the Exide Corporation Deferred Compensation Plan. Employee's interest under such plan shall be distributed to Employee as permitted by the terms of the plan.

          6.   Employee's Continued Cooperation.  During the Separation Payment
               --------------------------------
Period and during the Income Protection Payment Period, Employee agrees that he will cooperate with Exide in: (a) any legal or similar matter, including matters such as any investigations of Exide by governmental entities, any internal investigations by Exide and any litigation involving Exide or its past, present and future employees, directors or other personnel; (b) consulting with Exide regarding the work performed by Employee and transition of such work to others at Exide for the departments which reported to Employee (Internal Audit, Finance, Treasury, Tax and Information Technology), including reasonable telephone inquiries and on-site assistance, not to exceed five (5) hours per month; and (c) if he is the subject of any subpoena or mandate of law to provide testimony or information about Exide, he shall notify Exide by providing a copy of the subpoena or other mandate so that it is received by Exide's General Counsel within three (3) calendar days of the date on which Employee receives it. Employee's duty to cooperate under this Section will continue regardless of the level of Income Protection Payments being made to Employee.

          Exide will use its best efforts at all times to schedule times for meetings and other forms of cooperation so that they will not unduly interfere with other activities of Employee, such as any future employment he may accept. In connection with such cooperation, Employee shall be reimbursed for all of his reasonable costs and expenses if pre-approved by Exide, including reasonable
attorneys' fees and costs and transportation costs.   Employee will not be
compensated, however, for the actual time spent by him in providing such cooperation.

          Exide acknowledges that it has authorized Employee, and Employee has agreed, to cooperate with Exide in its voluntary responses to the Security and Exchange Commission's follow-up inquiries regarding certain issues raised by the Florida Attorney-General investigation ("SEC Investigation"), and that Employee has engaged the law firm of Kirkpatrick & Lockhart LLP as his counsel in connection with the SEC Investigation. Exide agrees that it will reimburse Employee for the reasonable attorneys' fees and costs incurred by Employee in providing such cooperation and that Employee will be permitted to forward the invoices of Kirkpatrick & Lockhart LLP to Exide's General Counsel for direct payment by Exide, it being understood that information on the invoices reflecting attorney client communications may be deleted therefrom.

Exide further agrees that it will reimburse Employee for other reasonable professional fees and related costs in connection with his cooperation in the SEC Investigation only if the activities associated with such fees and costs have been pre-approved, in writing, by Exide's General Counsel.

          Nothing in this Agreement requires Employee to waive any attorney client or work product privilege between Employee and any attorney representing Employee.

          7.   Indemnification.  Exide acknowledges and agrees that Employee is
               ---------------
entitled to indemnification in accordance with the Restated By-Laws of Exide Corporation, Article V, adopted January 29, 1999. These indemnification rights do not extend to activities in which Employee may engage pursuant to Section 6 of this Agreement after the Separation Date; accordingly, Exide agrees that Employee shall not be obligated to perform any such activity if it will expose him to civil or criminal liability for which he will not be indemnified.

          8.   Stock Options.  Upon entering into this Agreement, Employee
               -------------
renounces any and all claims to any stock options granted to him during his employment, including all non vested options and all vested and unexercised options; provided, however, that Employee will be entitled to retain the options described below:

               a.   1993 Options.  Employee will retain the options covering
                    ------------
20,000 shares of Exide common stock granted September 18, 1998 pursuant to the Exide 1993 Long-Term Incentive Plan, as amended, at an exercise price of $10.81 per share (the "1993 Options"). The 1993 Options will vest and become immediately exercisable on the Separation Date and will remain exercisable until September 18, 2008; provided, however, that in the event Exide terminates this Agreement for Good Cause (as defined in Section 10 hereof), all outstanding unexercised 1993 Options shall be forfeited immediately.

               b.   1999 Options.  Employee will retain the options covering
                    ------------
60,000 shares of Exide common stock granted August 11, 1999 pursuant to the Exide 1999 Stock Incentive Plan, as amended, at an exercise price of $11.375 per share (the "1999 Options"). The 1999 Options will vest and become immediately exercisable on the Separation Date and will remain exercisable until August 11, 2009; provided, however, that in the event Exide terminates this Agreement for Good Cause (as defined in Section 10 hereof), all outstanding unexercised 1999 Options shall be forfeited immediately.

          Except as provided in this Agreement, all other provisions of the Exide 1993 Long-Term Incentive Plan, as amended, and the Exide 1999 Stock Incentive Plan, as amended, shall govern the 1993 and 1999 Options, respectively. In the event Employee requests approval to transfer the 1993 and/or 1999 Options to a trust for the benefit of his children, Exide shall cooperate in forwarding such request for approval to Exide's Board of Directors, or the appropriate Committee of the Board, as required by the terms of the aforementioned plans.

          9.   All Other Benefits.  Except as provided in this Agreement,
               ------------------
Employee's and his dependents' participation, coverage and eligibility for all other fringe and employee benefits programs of Exide, including any qualified retirement plan, long-term disability plan, and accidental death and disability insurance, shall cease on the Separation Date; provided, however, that Employee shall continue to be entitled to the benefits which were vested and accrued on the Separation Date under the Exide Corporation Salaried Retirement and 401(k) Plan in accordance with the terms of that plan.

          10.  Termination of Agreement.  Employee acknowledges and agrees that,
               ------------------------
should Exide have Good Cause, as defined herein, Exide shall be entitled to terminate this Agreement at any time during the Separation Payment Period or during the Income Protection Payment Period. "Good Cause" shall mean any act, conduct or omission on Employee's part, whether occurring prior to, on or after the date of this Agreement, that gives rise to or constitutes: (a) the conviction of Employee of, or the entry of a plea of guilty or nolo contendere by Employee to, any crime involving moral turpitude or any felony; (b) breach by Employee of any fiduciary duty owed to Exide or to any affiliated company or subsidiary, provided however that Employee's reasonable exercise of business judgment as it relates to financial accounting for Employer shall not constitute a breach of fiduciary duty; or (c) a violation of any provision of Sections 11-14 and/or 16 of this Agreement, provided, however, that before Exide shall exercise its right to terminate this Agreement for a breach of Sections 13, 14 or 16, Exide shall provide Employee with a detailed written notification of the alleged violation of such Section(s), a statement of action necessary to cure such alleged violation, and a period of thirty (30) calendar days within which to cure it. If Employee cures the alleged violation under Subsection (c) of this Section, as specified in Exide's notice, then no termination shall occur. Exide acknowledges that, as of the date it executed this Agreement, it was not aware of a breach of fiduciary duty owed by Employee to Exide or to any affiliated company or subsidiary.

               In the event Exide terminates this Agreement for Good Cause, it shall have no further obligation to Employee under this Agreement beyond the date that notice of termination is given, including without limitation any obligation to pay to Employee the Transition Benefits hereunder.

          11.  Confidentiality of Agreement.  Employee and Exide agree that as a
               ----------------------------
material condition of this Agreement, neither shall disclose the terms or conditions of this Agreement to any third party or entity. However, this Section will not prohibit either party from disclosing the terms or conditions of this Agreement to their respective attorneys, tax advisors or accountants, or to members of Employee's immediate family, or as may be lawfully required or ordered by any state or federal administrative agency, tribunal or court of law; provided, however, that before either party discloses any provision of this Agreement to any person in accordance with this Section, he/it first shall notify such person of the existence of this confidentiality requirement and obtain the agreement of the person to abide by it. Nothing in this Section shall preclude either

Exide or Employee from disclosing the terms of this Agreement as may be necessary in prosecution or defense of any action brought by one party against the other with respect to any matter addressed by this Agreement.

     12.  Confidentiality of Business Information.  During the Separation
          ---------------------------------------
Payment Period, the Income Protection Payment Period and at all times thereafter, Employee agrees: (a) not to make any public statement to the press or third parties, except as compelled by valid and binding legal process, concerning Exide's non-public business objectives, management practices or other non-public information, without first receiving Exide's written approval; and
(b) not to use, divulge or disclose, directly or indirectly, any proprietary or confidential information of Exide to any third party, except his personal legal advisor or except as compelled by valid and binding legal process, without prior
written approval of Exide.   If, in the case of legal process which compels a
disclosure under one of the exceptions in this Section, Exide in its sole discretion determines that the legal process is not valid or binding and desires to challenge the process, it shall be responsible for all legal fees and costs associated with such challenge.

     13.  Agreement Not to Compete.  Employee hereby agrees that for a six (6)
          ------------------------
month period from the Separation Date, Employee will not provide services or support to or accept employment from any competitor of Exide, as determined by Exide, without Exide's prior written consent. If Employee wishes to seek Exide's consent or wishes to obtain confirmation that a prospective employer is not a competitor, he shall direct such inquiry to Exide's General Counsel, who will respond in writing to Employee as promptly as possible and in no event longer than fourteen (14) calendar days. In addition, Employee hereby agrees that at no time during the Separation Payment Period or the Income Protection Payment Period will Employee knowingly provide services or support to or accept employment from any entity in which Arthur M. Hawkins or any affiliate of Arthur
M. Hawkins holds a controlling ownership interest.

     14.  Return of Corporate Property.  On or before the Separation Date,
          ----------------------------
Employee will return to Exide's Executive Vice President, Human Resources all Exide corporate property and copies thereof in his possession or under his custody or control, including without limitation all files, corporate credit cards, automobiles (except the corporate vehicle as provided in Section 2(d) of this Agreement), keys and access cards, calling cards, cellular or mobile telephone, parking permit, laptop and other computer equipment and software and club membership cards. Employee' access to such property and facilities shall cease immediately upon the Separation Date, and he shall be responsible for reimbursing Exide for all personal expenses associated with any of the foregoing incurred before that date. Employee, however, shall be permitted to have access to and maintain copies of documentary information related to Exide's business which is directly relevant to the cooperation Employee is rendering under
Section 6 hereof, provided that he shall return all such information promptly upon the conclusion of the activities in question.

     15.  Job Reference. Exide understands that Employee may seek employment in
          -------------
the future with another entity or may seek to work as a consultant or independent contractor, and that there may be a need for Employee or an entity to obtain information about Employee's employment with Exide. Any such inquiries shall be directed to Exide's Executive Vice President, Human Resources. In response to such inquiries, Exide shall provide the information contained in the reference letter attached hereto as Exhibit C.

     16.  General Release of Claims by Employee.  In consideration of the
          -------------------------------------
Transition Benefits granted to Employee under this Agreement, Employee, for himself and his respective administrators, executors, agents, beneficiaries and assigns, does waive, release and forever discharge Exide (as defined below for purposes of these release provisions) of and from any and all Claims (as defined below) relating, regarding or referring to Employee's employment with Exide, the terms and conditions of such employment and his resignation from employment. Employee agrees not to file a lawsuit to assert any such Claim. This release covers any and all Claims arising from the beginning of time up to and including the Separation Date, but does not cover Claims relating to the enforcement of this Agreement.

          a.   Definition of "Claims".  For purposes of these release
               ----------------------
provisions, "Claims" include without limitation all actions or demands of any kind that Employee now has, or may have or claim to have in the future. More specifically, Claims include rights, causes of action, damages, penalties, losses, attorneys' fees, costs, expenses, obligations, agreements, judgments and other liabilities of any kind or description whatsoever, either in law or in equity, whether known or unknown, suspected or unsuspected.

     All of the following are among the types of Claims which will be barred by this release and covenant not to sue: contract claims (whether express or implied); tort claims, such as for defamation or emotional distress; claims under federal, state and municipal laws, regulations, ordinances or court decisions of any kind; claims of discrimination, harassment or retaliation, whether based on race, color, religion, gender, sex, age, sexual orientation, handicap and/or disability, national origin or any other legally protected class; claims under the Age Discrimination in Employment Act, Title VII of the Civil Rights Act of 1964, as amended, the Americans with Disabilities Act and similar statutes and municipal ordinances; claims under the Employee Retirement Income Security Act, the Fair Labor Standards Act, state wage payment laws and state wage and hour laws; claims under the Family and Medical Leave Act and similar state leave laws; and claims for wrongful discharge. This enumeration of the Claims covered by this release is not intended to be, and shall not be construed as, an exhaustive list.

     Notwithstanding the foregoing provisions of this Section, workers' compensation claims under 77 P.S. (S) 71 which arose out of conditions existing in the course of Employee's employment prior to the Separation Date shall not be covered by this release.

          b.   Definition of "Exide".  For purposes of these release provisions,
               ---------------------
"Exide" includes without limitation Exide Corporation and its respective past, present and future parents, affiliates, subsidiaries, divisions, predecessors, successors, assigns, employee benefit plans and trusts. It also includes all past, present and future managers, directors, officers, partners, agents, employees, attorneys, representatives, consultants, associates, fiduciaries, plan sponsors, administrators and trustees of each of the foregoing.

          c.   Scope of Release.  Employee declares and agrees that any Claims
               ----------------
he may have incurred or sustained may not be fully known to him and may be more numerous and more serious than he now believes or expects. Further, in making this Agreement, Employee relies wholly upon his own judgment of the future development, progress and result of said Claims, both known and unknown, and acknowledges that he has not been influenced to any extent whatsoever in the making of this Agreement by any representations or statements regarding said Claims made by individuals or entities who are within the definition of Exide, as defined in these release provisions. Employee further acknowledges that he accepts the terms herein in full settlement and satisfaction of all such Claims and that no such Claim is reserved.

          d.   Indemnification for Breach of Release.  Under the terms of this
               -------------------------------------
release, Employee is barred from asserting any of the Claims described above against Exide. If Employee does commence, join in, continue or in any other manner attempt to assert a Claim in violation of this release and covenant not to sue, or otherwise breaches any promise made in this Agreement, he agrees to indemnify and hold harmless Exide, as defined in these release provisions, from and against all losses incurred, including without limitation costs and attorneys' and expert fees, in defending such Claim or pursuing the released party's rights hereunder.

          e.   No Admission of Wrongdoing.  Employee understands and agrees that
               --------------------------
by entering into this Agreement, Exide, its directors, officers and/or agents do not admit any wrongdoing, violation of law or invasion of any of his rights.

          f.   Consideration for Release.  Employee further acknowledges that
               -------------------------
the consideration recited in this Agreement is the sole and only consideration for this Agreement; that such consideration is adequate and fair; and that no representations, promises or inducements have been made by Exide, or any of its directors, officers, employees, or agents other than as appear in this Agreement.

          g.   Consideration Period.  Employee acknowledges that he has been
               --------------------
provided with a period of at least thirty (30) calendar days to consider the terms of this offer from the date this Agreement first was presented to him on February 8, 2000.

     Employee agrees that any changes to this offer, whether material or immaterial, will not restart the running of the 30-day minimum period. Employee agrees to notify Exide of his acceptance of this Agreement by delivering a signed and witnessed copy to Exide's Executive Vice President, Human Resources no later than April 25, 2000. Employee understands that he may take the entire consideration period to consider this Agreement. Employee may return this Agreement in less than the full consideration period only if his decision to shorten the consideration period is knowing and voluntary and was not induced in any way by Exide. By signing and returning this Agreement, Employee acknowledges that the consideration period afforded Employee a reasonable period of time to consider fully each and every term of this Agreement, including the release and covenant not to sue, and that Employee has given the terms full and complete consideration.

          h.   Revocation Period.  Employee acknowledges that he shall have
               -----------------
seven (7) calendar days after signing this Agreement to revoke it if he chooses to do so. If Employee elects to revoke this Agreement, he shall give written notice of such revocation to Exide's Executive Vice President, Human Resources in such a manner that it is actually received within the seven (7) calendar day period.

          i.   Consultation with Legal Counsel.  Employee acknowledges that he
               -------------------------------
has been advised to consult with independent legal counsel of his choosing, at his expense, regarding the meaning and binding effect of this Agreement and each and every term hereof prior to executing it and that he has done so. Employee, intending to be legally bound hereby, certifies and warrants that he has read carefully this Agreement and has executed it voluntarily and with full knowledge and understanding of its significance, meaning and binding effect. Employee further declares that he is competent to understand the content and effect of this Agreement.

     17.  General Release of Claims by Exide.  In consideration of the promises
          ----------------------------------
made by Employee in this Agreement, Exide (having the meaning set forth in Section 16 of this Agreement) does waive, release and forever discharge Employee and his respective administrators, executors, agents, beneficiaries and assigns of and from any and all Claims (as defined below) relating, regarding or referring to Employee's employment with Exide, the terms and conditions of such employment, Employee's performance of his duties as an Exide employee and his resignation from such employment. Exide agrees not to file a lawsuit to assert any such Claims. This release covers any and all Claims arising from the beginning of time up to and including the Separation Date, but does not cover Claims relating to the enforcement of this Agreement.

          a.   Definition of "Claims."   For purposes of these release
               -----------------------
provisions, "Claims" include without limitation all actions or demands of any kind that Exide now has, or may have or may claim to have had in the future. Claims also include rights, causes of action, damages, penalties, losses, attorneys' fees, costs, expenses, obligations, agreements, judgments and other liabilities of any kind or description whatsoever, either in law or in equity; provided, however, that notwithstanding any other provision of this Agreement, the definition of Claims shall be limited to Claims of which Exide had actual knowledge on or before the Separation Date.

     All of the following are among the types of Claims which will be barred by this release and covenant not to sue: contract claims (whether express or implied); breach of fiduciary duty claims, provided that Employee has reasonably exercised business judgment as it relates to financial accounting for Employer; tort claims, including defamation; and claims under federal, state and municipal laws, regulations, ordinances or court decisions of any kind. This enumeration of Claims covered by this release is not intended to be, and shall not be construed as, an exhaustive list.

          b.   No Admission of Wrongdoing.  Exide understands and agrees that by
               --------------------------
entering into this Agreement, Employee does not admit any wrongdoing, violation of law or invasion of any of its rights.

          c.   Consideration for Release.  Exide further acknowledges that the
               -------------------------
consideration recited in this Agreement is the sole and only consideration for this release; that such consideration is adequate and fair; and that no representations, promises or inducements have been made by Employee or any of his agents or counsel other than as appear in this Agreement.

     18.  Integration.  Except as expressly provided herein, this Agreement
          -----------
contains the entire understanding of the parties and supersedes all verbal and written agreements, including without limitation any and all Employment Agreements between Employee and Exide, and there are no other agreements, representations or warranties between the parties not referenced or set forth in this Agreement.

     19.  Governing Law.  Except to the extent superseded by federal law (e.g.,
          -------------
ERISA), this Agreement shall be governed by the laws of the Commonwealth of Pennsylvania without giving effect to the choice of law provisions of any state.

     20.  Headings.  The headings in this Agreement are included solely for ease
          --------
of reference and shall not be applied or construed to limit or expand upon the rights created hereunder.

     21.  Corporate Authority.  Exide warrants and promises that all corporate
          -------------------
authorizations necessary for execution of this Agreement have been obtained and that the person executing this Agreement on its behalf has full authority to do so.

     22.  Counterparts.  This Agreement may be executed in counterparts, each of
          ------------
which will be deemed an original, but all of which shall constitute one and the same agreement. Each party shall execute this Agreement twice and each party shall retain an original.

     23.  Notices.  All notices and other communications required or committed
          -------
hereunder or necessary in connection herewith shall be in writing and shall be deemed to have been given when hand delivered, in person or by recognized courier and delivery service, when, telefaxed to the recipient's correct telefax number (with receipt confirmed) or when mailed by registered or certified mail, return receipt requested, as follows, provided that a change of address shall be deemed given only when received:

          If to Exide:     John R. Van Zile, Esquire
                           Vice President, General Counsel and Secretary
                           Exide Corporation
                           3600 Green Court, Suite 720
                           Ann Arbor, MI 48105

          With a copy to:  Jack J. Sosiak
                           Executive Vice President, Human Resources
                           Exide Corporation
                           645 Penn Street
                           Reading, PA 19601

          If to Employee:  James M. Diasio
                           2144 Buckingham Drive
                           Jamison, PA 18929

          With a copy to:  Joseph I. Goldstein, Esq.
                           Lawrence Coe Lanpher, Esq.
                           Kirkpatrick & Lockhart LLP
                           1800 Massachusetts Avenue, N.W.
                           Washington, DC 20036-1800

IN WITNESS WHEREOF, the parties have executed this Agreement.

Sworn to and Subscribed
Before Me this     Day
Of           , 2000.


___________________________         ______________________________________
Notary Public                       James M. Diasio


Sworn to and Subscribed             EXIDE CORPORATION
before me this ___ Day of
_________, 2000

                                    By:___________________________________
___________________________            Robert A. Lutz, Chairman and CEO
Notary Public

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